Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Silvergate Capital Corporation of our report dated March 8, 2019 on the consolidated financial statements of Silvergate Capital Corporation as of and for the year ended December 31, 2018.

Crowe LLP

Atlanta, Georgia
November 22, 2019